UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 22, 2008 (Date of earliest event reported)
Collective Brands, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-14770 (Commission File Number)	43-1813160 (IRS Employer Identification Number)

3231 Southeast Sixth Avenue (Address of principal executive offices)		66607-2207 (Zip Code)
785-233-5171 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01. Other Events

On May 22, 2008, Collective Brands, Inc., a Delaware corporation (the "Company"), issued a press release announcing the re-election of Matthew E. Rubel, Judith K. Hofer, and Robert F. Moran to the Company's Board of Directors at the Annual Meeting of Stockholders. These re-elected board members were each elected to a three-year term to expire at the Annual Meeting of Stockholders in 2011. Mr. Howard R. Fricke retired at the end of his term, which expired at today's meeting. Mr. Fricke served as the non-executive Chairman of the Board of Collective Brands, Inc. since July 2005. Concurrent with Mr. Fricke's retirement, the Board's size was decreased to nine directors. Stockholders also ratified the reappointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal year.

In addition, Matthew E. Rubel has been elected as Chairman of the Board. Robert Moran has been elected as Lead Director. The Chairman of the Board and Lead Director are elected annually at the Board meeting immediately following the Annual Meeting of Stockholders.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

Exhibits: 99.1 Press Release, dated May 22, 2008.

            99.1       Press Release of Collective Brands, Inc. dated May 22, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2008	COLLECTIVE BRANDS, INC. By: /s/ Ullrich E. Porzig Ullrich E. Porzig Senior Vice President Chief Financial Officer and Treasurer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Collective Brands, Inc. dated May 22, 2008